UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of M/A-COM Technology Solutions Holdings, Inc. (the “Company”) was held on March 3, 2016 in Chelmsford, Massachusetts. The results of the matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

(a) The nominees for election as Class I directors to serve until the 2019 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified, were elected based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non- Votes
Peter Chung	42,292,135	7,408,529	1,858,466
Gil Van Lunsen	42,330,887	7,369,777	1,858,466

(b) The compensation of the Company’s named executive officers for fiscal year 2015 was approved, on a non-binding, advisory basis, based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
48,568,928	1,120,907	10,829	1,858,466

(c) The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016 was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining
51,544,343	11,143	3,644

(d) The Company’s 2012 Omnibus Incentive Plan (as Amended and Restated) was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
30,888,568	18,798,719	13,377	1,858,466

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: March 7, 2016	By:	/s/ John Croteau
John Croteau
President and Chief Executive Officer